Exhibit e(2)

Institutional Portfolio

125 Broad Street

New York, New York 10004

December __, 2006

Legg Mason Investor Services, LLC

125 Broad Street

New York, New York 10004

Re:	Placement Agency Agreement

Ladies and Gentlemen:

Pursuant to Section 17 of the Placement Agency Agreement dated as of December 1, 2005 (as amended, the “Agreement”) between Institutional Portfolio (the “Investment Company”) and Legg Mason Investor Services, LLC (the “Placement Agent”), this letter serves as notice that each of SMASh Series M Portfolio, SMASh Series C Portfolio, SMASh Series EC Portfolio and SMASh Series MEC Portfolio is added to Appendix A to the Agreement as a Series of the Investment Company to which the Placement Agent renders services as placement agent under the terms of the Agreement.

Please sign below to evidence your agreement that Appendix A to the Agreement is hereby replaced in its entirety with the attached Appendix A, and the Agreement as so amended remains in full force and effect.

INSTITUTIONAL PORTFOLIO

By:__________________________

Title:_________________________

Agreed:

LEGG MASON INVESTOR SERVICES, LLC

By:__________________________

Title:_________________________

APPENDIX A

Prime Reserves Cash Portfolio

Institutional Enhanced Portfolio

SMASh Series M Portfolio

SMASh Series C Portfolio

SMASh Series EC Portfolio

SMASh Series MEC Portfolio